UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 13, 2009

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Beckman Coulter, Inc. (“Beckman Coulter”) has entered into a Master Purchase Agreement, dated as of February 27, 2009 (the “Purchase Agreement”), with Olympus Corporation (“Olympus”) to acquire the diagnostic systems portion (the “Diagnostic Systems Business”) of its life sciences business. A discussion of the acquisition and the Purchase Agreement is contained in Beckman Coulter’s Form 10-Q for the period ending March 31, 2009. Olympus is a Tokyo-headquartered precision technology company that creates opto-digital solutions in healthcare, life science and consumer electronic products. The Diagnostic Systems Business encompasses the development, manufacturing, marketing, sale, distribution and use of clinical chemistry and immunoassay analyzers, blood transfusion testing systems, and the chemical reagents and other consumables used with them, and related laboratory automation equipment, for in vitro diagnostic testing of samples from humans and animals. The obligations of Beckman Coulter and Olympus to complete the transactions contemplated by the Purchase Agreement are subject to certain closing conditions, including without limitation expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), as well as antitrust approvals in certain foreign jurisdictions. Beckman Coulter was granted early termination of the HSR waiting period on May 8, 2009.

The foregoing information in this Item 7.01 is being furnished, not filed, under this Form 8-K and should not be deemed incorporated into any document unless specifically incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2009	BECKMAN COULTER, INC.

	By:	/s/ PATRICIA STOUT
Name: Patricia Stout
Title: Deputy General Counsel